Regus

Online Virtual Office Agreement

Agreement Date : Thursday, December 02, 2010 Confirmation No : 3343249

Business Center Details

NV, Henderson - Coronado Parkway

Address	871 Coronado Center Drive Suite 200 Henderson NEVADA 89052 United States of America
Sales Manager	Christian Carrier

Client Details

Company Name	West Point Energy Inc.
Contact Name	Brian Uppal
Address	Unit 113 2501 161 A street Surrey BC V3S 7Y6 Canada
Phone	+1(0)604-306-5675
Email	Brianuppal@gmail.com

Virtual Office Payment Details (exc. tax and exc. services)

Virtual Office Type : Standard Virtual Office

Initial Payment :	First month's fee :	$ 186.16
	One Time Registration Fee :	$ 0.00
	Service Retainer :	$ 0.00
	Total Initial Payment :	$ 186.16
Monthly Payment :	Total Monthly Payment thereafter :	$ 199.00

Length of Agreement : Start Date Friday, December 03, 2010 End Date Saturday, December 31, 2011

All agreements end on the last calendar day of the month.

Comments: Online Purchase

Terms and Conditions

We are HQ Global Workplaces, LLC, "Regus". This Agreement incorporates our terms of business set out on our Terms and Conditions which you confirm you have read and understood. We both agree to comply with those terms and our obligations as set out in them. This agreement is binding from the agreement start date and may not be terminated once it is made, except in accordance with its terms. Note that the Agreement does not come to an end automatically. See "Bringing your Agreement to an end".

☑ I accept the terms and conditions